UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2018

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors; Election of Directors.

Departure of Adam Weinstein

On March 22, 2018, Adam Weinstein notified Bellerophon Therapeutics, Inc. (the “Company”) that he will resign from the Board of Directors (the “Board”) of the Company and all committees thereof effective immediately. Mr. Weinstein’s decision was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Weinstein served as a director of the Company since February 2014.

Election of Matthew M. Bennett

On March 22, 2018, the Board appointed Matthew M. Bennett as a director, effective immediately. Mr. Bennett will serve as a Class I director, with a term expiring at the 2021 Annual Meeting of Stockholders of the Company. Mr. Bennett was selected as a director pursuant to a stockholders agreement, dated February 12, 2015, by and among the Company and New Mountain Partners II (AIV-A), L.P. (“NMP-A”), New Mountain Partners II (AIV-B), L.P. (“NMP-B”), New Mountain Affiliated Investors II, L.P. (“NMAI”), and Allegheny New Mountain Partners, L.P. (“ANMP,” and, together with NMP-A, NMP-B and NMAI, the “New Mountain Entities”), which provides that the New Mountain Entities are entitled to designate one director for nomination to the Board for so long as the New Mountain Entities or certain of their respective assignees beneficially own (i) 50% or more of the sum of (a) the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that they owned immediately prior to the closing of the Company’s initial public offering and (b) the number of shares of Common Stock, if any, acquired following the closing of the Company’s initial public offering and (ii) 15% or more of the Common Stock outstanding. The Company is not aware of any transaction in which Mr. Bennett has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Bennett is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Mr. Bennett serves as the Managing Director of New Mountain Capital, LLC (“NMC”), and he joined that organization in 2007. Mr. Bennett serves on the board of directors of CIOX Health, Gelest, Cytel and Alteon Health and also works closely with other NMC companies. Mr. Bennett previously served as Chief Executive Officer of CIOX Health and before that, he served as Executive Vice President, Global Medical Operations and Chief Legal Officer for Ikaria, Inc. (“Ikaria”), where he served in additional executive roles, including Chief Financial Officer and head of Corporate Development. Prior to joining Ikaria, Mr. Bennett served as Executive Vice President, Chief Administrative Officer, and Chief Business Officer at VIASYS Healthcare, Inc. (NYSE: VAS) (“VIASYS”), where he was responsible for the company’s growth and mergers and acquisitions. Prior to VIASYS, Mr. Bennett served as an advisor on mergers and acquisitions, initial public offerings, and commercial transactions in the health care field at Morgan, Lewis & Bockius LLP, and a litigator in the health care area at Stradley, Ronon, Stevens & Young. Mr. Bennett holds an A.B. in Political Science from Princeton University and a J.D. from Villanova University School of Law.

Mr. Bennett will receive compensation for his service as a non-employee director in accordance with the Company’s previously disclosed amended director compensation program, including the award of a one-time nonqualified stock option under the Company’s 2015 Equity Incentive Plan to purchase 25,000 shares of Common Stock.

Mr. Bennett also entered into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially similar to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify the relevant director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: March 26, 2018	By:	/s/ Fabian Tenenbaum
Name: Fabian Tenenbaum Title: Chief Executive Officer

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